As filed with the Securities and Exchange Commission on February 7, 2013

Registration Statement No. 333-176914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 3 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

13-4019460

(I.R.S. Employer Identification Number)

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

GOLDMAN SACHS CAPITAL I

GOLDMAN SACHS CAPITAL II

GOLDMAN SACHS CAPITAL III

GOLDMAN SACHS CAPITAL IV

GOLDMAN SACHS CAPITAL V

GOLDMAN SACHS CAPITAL VI

GS FINANCE CORP.

MURRAY STREET INVESTMENT TRUST I

MURRAY STREET INVESTMENT TRUST II

VESEY STREET INVESTMENT TRUST I

VESEY STREET INVESTMENT TRUST II

(Exact name of each Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

20-6109925, 20-6109939, 20-6109956, 20-6109972,

34-2036412, 34-2036414, 26-0785112, 45-6748881,

45-6749057, 45-6749071, 45-6749094

(I.R.S. Employer Identification Number)

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of each Registrant’s principal executive offices)

Kenneth L. Josselyn

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

(212) 902-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David B. Harms

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price		Amount of registration fee
Debt Securities of The Goldman Sachs Group, Inc.
Warrants of The Goldman Sachs Group, Inc.
Purchase Contracts of The Goldman Sachs Group, Inc.
Prepaid Purchase Contracts of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Units of The Goldman Sachs Group, Inc.(4)
Preferred Stock of The Goldman Sachs Group, Inc.
Depositary Shares of The Goldman Sachs Group, Inc.(5)
Capital Securities of
Goldman Sachs Capital I,
Goldman Sachs Capital II,
Goldman Sachs Capital III,
Goldman Sachs Capital IV,
Goldman Sachs Capital V,
Goldman Sachs Capital VI	(1	)(2)	$4,089,879.18(1)(2)(3)
(collectively, the “Issuer Trusts”)
Senior Guaranteed Trust Securities of
Murray Street Investment Trust I,
Murray Street Investment Trust II,
Vesey Street Investment Trust I,
Vesey Street Investment Trust II
(collectively, the “2012 Trusts”)
Debt Securities of GS Finance Corp.
Warrants of GS Finance Corp.
Units of GS Finance Corp.(6)
The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities, Senior Guaranteed Trust Securities or securities of other issuers(7)
The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)
The Goldman Sachs Group, Inc. Guarantees with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)
Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, The Goldman Sachs Group, Inc. is deferring payment of the filing fees relating to the securities that are registered and available for sale under Registration Statement No. 333-176914, except for (a) $2,728,000 of filing fees that have been paid on the date of this Post-Effective Amendment No. 3 with regard to $20,000,000,000 aggregate initial offering price of securities that are available for sale in future offerings, (b) $1,314,460.18 of filing fees that were previously paid with regard to $11,469,984,083 aggregate initial offering price of securities that are available for sale in future offerings and (c) $47,419 of filing fees that were previously paid with regard to $413,788,359.51 aggregate initial offering price of securities that are available for sale in future offerings (the fees for which were previously paid by The Goldman Sachs Group, Inc. with regard to its Registration Statement No. 333-159143, which was filed on May 11, 2009, and were not used thereunder and were applied to this Registration Statement No. 333-176914 pursuant to Post-Effective Amendment No. 2 in reliance on Rule 457(p) under the Securities Act). The filings fees referenced above have been paid in advance of any future offerings of these securities.

(4)	Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc. and capital securities of the Issuer Trusts, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(5)	Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.

(6)	Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.

(7)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, with respect to senior guaranteed trust securities to be issued by any of the 2012 Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(8)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certificates of deposit issued or to be issued at any time and from time to time in the past or the future by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantees or other obligations.

(9)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantee or other obligations.

Explanatory Note

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-176914) is being filed for the purpose of registering an additional $20,000,000,000 initial offering price of securities that may be offered and sold from time to time hereunder and reflecting, in Item 14. “Other Expenses of Issuance and Distribution” in Part II, the related registration fees that have been paid with respect thereto. In addition, certain ministerial updates have been made to Item 16. “Exhibits” in Part II. No changes or additions are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by the registrants, which remain a part of the Registration Statement, or any other item in Part II of the Registration Statement, and therefore such existing prospectuses and other items have been omitted. Accordingly, this Post-Effective Amendment No. 3 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated other than the SEC registration fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this Registration Statement:

	Amount to be paid
SEC registration fees	$7,856,900	*
Legal fees and expenses	700,000
Fees and expenses of qualification under state securities laws (including legal fees)	0
Accounting fees and expenses	750,000
Printing fees	165,000
Rating agency fees	3,000,000
Trustee’s fees and expenses	500,000

Total	$10,243,900

*	This includes (a) $7,809,481 of fees paid in accordance with Rule 457(o) and (b) $47,419 of fees carried forward pursuant to Rule 457(p). Other filing fees are deferred in accordance with Rule 456(b) and 457(r).

This Registration Statement relates to an unspecified aggregate initial offering price or number of the securities of each class identified in the fee table on the cover page of this Registration Statement. Because these aggregate amounts are not known, the estimates provided above relate to the expenses of filing this Registration Statement. This expense estimate will appear with respect to each particular offering of securities in the 424(b) filing relating to such securities.

Item 16.  Exhibits.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.4	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.6	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

1.7	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.8	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.11	Form of Underwriting Agreement for capital securities.	*

1.12	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.14	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.15	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.18	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.20	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 154173), filed on October 21, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.21	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.22	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.23	Form of underwriting agreement for senior guaranteed trust securities.	*

1.24	Distribution Agreement, dated March 5, 2012, among Murray Street Investment Trust I, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. as representative of the several Agents named therein.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated March 5, 2012 and filed on March 9, 2012

1.25	Distribution Agreement, dated July 17, 2012, among Vesey Street Investment Trust I, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co., as representative of the several Agents named therein.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated July 17, 2012 and filed on July 20, 2012

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post- Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 154173), filed on April 6, 2009.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E and F.	Exhibit 3.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended March 31, 2011, filed on May 9, 2011.

4.3	Certificate of Designations relating to the 5.95% Non-Cumulative Preferred Stock, Series I.	Exhibit 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012

4.4	Form of certificate representing Series I Preferred Stock.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012

4.5	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999.

4.6	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.7	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2003.

4.8	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.9	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007621).

4.10	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007621).

4.12	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.13	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.14	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.15	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.16	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.19	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.20	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.21	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.22	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.28	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.29	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.30	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.31	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333- 130074), filed on March 1, 2006.

4.32	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.33	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.34	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.35	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005.

4.36	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.37	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.38	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.5).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.39	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.6).

4.40	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.41	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.46 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.42	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post- Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on February 3, 2006.

4.43	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.44	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.7).

4.45	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.46	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.47	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

4.48	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.49	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

4.50	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.51	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.52	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.53	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

4.54	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.55	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.56	Specimen Master Medium-Term Note, Series D, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.57	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.31).

4.58	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.31).

4.59	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.60	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.61	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.34).

4.62	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.34).

4.63	Form of Capital Security (included in Exhibits 4.9, 4.13, 4.17, 4.22, 4.27 and 4.88).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.64	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.65	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.66	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.67	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.68	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.69	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.65).

4.70	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.71	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.72	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.73	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.78 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.74	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.75	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.76	Specimen Master Medium-Term Note, Series E, dated September 19, 2011, of GS Finance Corp.	**

4.77	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.65).

4.79	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.85 to Post- Effective No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.80	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.80 to Post- Effective No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

4.81	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.82	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.83	Form of floating rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.84	Form of fixed rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.85	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated November 25, 2008 and filed on December 1, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.86	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

4.87	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.88	Amended and Restated Trust Agreement of Goldman Sachs Capital I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.89	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.90	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.91	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.92	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

4.93	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.94

Fourth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

**

4.95

Fifth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

**

4.96

Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.

Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated March 5, 2012 and filed on March 9, 2012

4.97

Seventh Supplemental Indenture, dated as of July 20, 2012, between The Goldman Sachs Group, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.

Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated July 17, 2012 and filed on July 20, 2012

4.98	Certificate of Trust of Murray Street Investment Trust I.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.99

Amended and Restated Declaration of Trust, dated as of March 9, 2012, among The Goldman Sachs Group, Inc. as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees and the several Holders of the Trust Securities, with respect to Murray Street Investment Trust I.

Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated March 5, 2012 and filed on March 9, 2012

4.100	Certificate of Trust of Murray Street Investment Trust II.	**

4.101	Declaration of Trust of Murray Street Investment Trust II.	**

4.102	Certificate of Trust of Vesey Street Investment Trust I.	**

4.103

Amended and Restated Declaration of Trust, dated as of July 20, 2012, among The Goldman Sachs Group, Inc. as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees and the several Holders of the Trust Securities, with respect to Vesey Street Investment Trust I.

Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated July 17, 2012 and filed on July 20, 2012

4.104	Certificate of Trust of Vesey Street Investment Trust II.	**

4.105	Declaration of Trust of Vesey Street Investment Trust II.	**

4.106	Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	**

4.107	Form of senior guaranteed trust securities (included in Exhibit 4.102).

4.108	Form of Guarantee Agreement for the holders of the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	**

4.109	Guarantee Agreement, dated as of March 9, 2012, between The Goldman Sachs Group, Inc., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, with respect to Murray Street Investment Trust I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated March 5, 2012 and filed on March 9, 2012

4.110	Guarantee Agreement, dated as of July 20, 2012, between The Goldman Sachs Group, Inc., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, with respect to Vesey Street Investment Trust I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated July 17, 2012 and filed on July 20, 2012

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Richards, Layton & Finger, P.A. as to the validity of the senior guaranteed trust securities, the enforceability of the trust declarations and the formation of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II.	**

5.7	Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	**

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

8.3	Tax Opinion of Sidley Austin LLP relating to certain debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.4	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	Exhibit 8.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated March 5, 2012 and filed on March 9, 2012.

8.5	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Vesey Street Investment Trust I and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	Exhibit 8.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated July 17, 2012 and filed on July 20, 2012.

8.6	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust II and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	*

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended September 30, 2012, filed on November 8, 2012.

15.1	Letter re Unaudited Interim Financial Information	Exhibit 15.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended September 30, 2012, filed on November 8, 2012.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

23.1	Consent of Independent Registered Public Accounting Firm.	Exhibit 23.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended December 31, 2011, filed on February 28, 2012.

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.1 and 5.6 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.7, 8.1, 8.2, 8.4 and 8.5 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5 and 8.3 above).

24.1	Power of Attorney (included on signature pages).	**

24.2	Power of Attorney for M. Michele Burns.	**

24.3	Power of Attorney for Adebayo O. Ogunlesi and Mark E. Tucker.	***

24.4	Power of Attorney for Harvey M. Schwartz and David A. Viniar.	***

25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.10	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital I.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.15	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.16	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

25.17	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.18	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.19	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I.	**

25.20	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust II.	**

25.21	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust I.	**

25.22	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust II.	**

25.23	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust I.	**

25.24	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust II.	**

25.25	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust I.	**

25.26	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust II.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Goldman Sachs Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 7th day of February, 2013.

THE GOLDMAN SACHS GROUP, INC.

By:	/S/ ELIZABETH E. ROBINSON
Name: Elizabeth E. Robinson
Title: Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of February, 2013.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	*
Lloyd C. Blankfein

Director, President and Chief Operating Officer	*
Gary D. Cohn

Director	*
M. Michele Burns

Director	*
Claes Dahlbäck

Director	*
Stephen Friedman

Director	*
William W. George

Director	*
James A. Johnson

Director	*
Lakshmi N. Mittal

Director	*
Adebayo O. Ogunlesi

Director	*
James J. Schiro

Title	Signature

Director	*
Debora L. Spar

Director	*
Mark E. Tucker

Director	*
David A. Viniar

Principal Accounting Officer	*
Sarah E. Smith

Chief Financial Officer (Principal Financial Officer)	*
Harvey M. Schwartz

*By:	/S/ ELIZABETH E. ROBINSON
Name: Elizabeth E. Robinson Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

GOLDMAN SACHS CAPITAL I

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

GOLDMAN SACHS CAPITAL II

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

GOLDMAN SACHS CAPITAL III

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

GOLDMAN SACHS CAPITAL IV

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

GOLDMAN SACHS CAPITAL V

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

GOLDMAN SACHS CAPITAL VI

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, GS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

GS FINANCE CORP.

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, Murray Street Investment Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

MURRAY STREET INVESTMENT TRUST I

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Murray Street Investment Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

MURRAY STREET INVESTMENT TRUST II

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Vesey Street Investment Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

VESEY STREET INVESTMENT TRUST I

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Vesey Street Investment Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 2013.

VESEY STREET INVESTMENT TRUST II

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.4	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.6	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

1.7	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.8	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.11	Form of Underwriting Agreement for capital securities.	*

1.12	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.14	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.15	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.18	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.20	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

1.21	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.22	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.23	Form of underwriting agreement for senior guaranteed trust securities.	*

1.24	Distribution Agreement, dated March 5, 2012, among Murray Street Investment Trust I, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. as representative of the several Agents named therein.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated March 5, 2012 and filed on March 9, 2012

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.25	Distribution Agreement, dated July 17, 2012, among Vesey Street Investment Trust I, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co., as representative of the several Agents named therein.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated July 17, 2012 and filed on July 20, 2012

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post- Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E and F.	Exhibit 3.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended March 31, 2011, filed on May 9, 2011.

4.3	Certificate of Designations relating to the 5.95% Non-Cumulative Preferred Stock, Series I.	Exhibit 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.4	Form of certificate representing Series I Preferred Stock.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012

4.5	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999.

4.6	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.7	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended November 28, 2003.

4.8	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.9	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007621).

4.10	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

4.12	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.13	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.14	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.15	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.16	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.19	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.20	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.21	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.22	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.28	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.29	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.30	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.31	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333- 130074), filed on March 1, 2006.

4.32	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.33	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.34	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.35	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005.

4.36	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.37	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.38	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.5).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.39	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.6).

4.40	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.41	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.46 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.42	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post- Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on February 3, 2006.

4.43	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.44	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.7).

4.45	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.46	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.47	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

4.48	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.49	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

4.50	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.51	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.52	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.53	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

4.54	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.55	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.56	Specimen Master Medium-Term Note, Series D, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.57	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.31).

4.58	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.31).

4.59	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.60	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.61	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.34).

4.62	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.34).

4.63	Form of Capital Security (included in Exhibits 4.9, 4.13, 4.17, 4.22, 4.27 and 4.88).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.64	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.65	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.66	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.67	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.68	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.69	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.65).

4.70	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.71	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.72	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.73	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.78 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.74	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.75	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.76	Specimen Master Medium-Term Note, Series E, dated September 19, 2011, of GS Finance Corp.	**

4.77	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.65).

4.79	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.85 to Post- Effective No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

4.80	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.80 to Post- Effective No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.81	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.82	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.83	Form of floating rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.84	Form of fixed rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.85	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated November 25, 2008 and filed on December 1, 2008.

4.86	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.87	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.88	Amended and Restated Trust Agreement of Goldman Sachs Capital I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.89	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.90	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.91	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.92	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.93	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.94

Fourth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

**

4.95

Fifth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

**

4.96

Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.

Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated March 5, 2012 and filed on March 9, 2012

4.97

Seventh Supplemental Indenture, dated as of July 20, 2012, between The Goldman Sachs Group, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.

Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated July 17, 2012 and filed on July 20, 2012

4.98	Certificate of Trust of Murray Street Investment Trust I.	**

4.99

Amended and Restated Declaration of Trust, dated as of March 9, 2012, among The Goldman Sachs Group, Inc. as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees and the several Holders of the Trust Securities, with respect to Murray Street Investment Trust I.

Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated March 5, 2012 and filed on March 9, 2012

4.100	Certificate of Trust of Murray Street Investment Trust II.	**

4.101	Declaration of Trust of Murray Street Investment Trust II.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.102	Certificate of Trust of Vesey Street Investment Trust I.	**

4.103

Amended and Restated Declaration of Trust, dated as of July 20, 2012, among The Goldman Sachs Group, Inc. as Sponsor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, the Administrative Trustees and the several Holders of the Trust Securities, with respect to Vesey Street Investment Trust I.

Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated July 17, 2012 and filed on July 20, 2012

4.104	Certificate of Trust of Vesey Street Investment Trust II.	**

4.105	Declaration of Trust of Vesey Street Investment Trust II.	**

4.106	Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	**

4.107	Form of senior guaranteed trust securities (included in Exhibit 4.102).

4.108	Form of Guarantee Agreement for the holders of the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	**

4.109	Guarantee Agreement, dated as of March 9, 2012, between The Goldman Sachs Group, Inc., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, with respect to Murray Street Investment Trust I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated March 5, 2012 and filed on March 9, 2012

4.110	Guarantee Agreement, dated as of July 20, 2012, between The Goldman Sachs Group, Inc., as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, with respect to Vesey Street Investment Trust I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated July 17, 2012 and filed on July 20, 2012

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Richards, Layton & Finger, P.A. as to the validity of the senior guaranteed trust securities, the enforceability of the trust declarations and the formation of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II.	**

5.7	Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	**

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to certain debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

8.4	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	Exhibit 8.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated March 5, 2012 and filed on March 9, 2012

8.5	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Vesey Street Investment Trust I and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	Exhibit 8.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated July 17, 2012 and filed on July 20, 2012.

8.6	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust II and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	*

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended September 30, 2012, filed on November 8, 2012.

15.1	Letter re Unaudited Interim Financial Information	Exhibit 15.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended September 30, 2012, filed on November 8, 2012.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

23.1	Consent of Independent Registered Public Accounting Firm.	Exhibit 23.1 to The
Goldman Sachs Group,
Inc.’s Annual Report
on Form 10-K
(No. 001-14965) for the
fiscal year ended
December 31, 2011,
filed on February 28,
2012 and Exhibit 8.1 to
The Goldman Sachs
Group, Inc.’s Current
Report on Form 8-K
(No. 001-14965), dated
July 17, 2012 and filed
on July 20, 2012.

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.1 and 5.6 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.7, 8.1, 8.2, 8.4 and 8.5 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5 and 8.3 above).

24.1	Power of Attorney (included on signature pages).	**

24.2	Power of Attorney for M. Michele Burns.	**

24.3	Power of Attorney for Adebayo O. Ogunlesi and Mark E. Tucker.	***

24.4	Power of Attorney for Harvey M. Schwartz and David A. Viniar.	***

25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.10	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital I.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.15	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.16	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.17	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.18	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.19	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I.	**

25.20	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust II.	**

25.21	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust I.	**

25.22	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust II.	**

25.23	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust I.	**

25.24	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust II.	**

25.25	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust I.	**

25.26	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust II.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.